Exhibit 10i


                              MACROCHEM CORPORATION
                               SEVERANCE AGREEMENT


         This is an AGREEMENT entered into between MACROCHEM CORPORATION (the "Company," which term shall include any successor by merger, consolidation, sale of substantially all of the Company's assets or otherwise) and THOMAS C.K. CHAN ("Executive") effective as of the 25th day of October, 2002 ("Effective Date").


         1.       Definitions.

         "Cause" means (a) willful malfeasance or gross negligence in the performance by Executive of his or her duties, resulting in harm to the Company,
(b) fraud or dishonesty by Executive with respect to the Company, or (c) Executive's conviction of any felony. The Company may treat a termination of Executive's employment as termination for Cause only after (i) giving Executive written notice of the intention to terminate for Cause and of his or her right to a hearing and (ii) at least 15 days after giving the notice, conducting a hearing at which Executive may be represented by counsel. Executive may be suspended with pay during the notice period.

         "Change of Control" is defined in Exhibit A.

         "Good Reason" means, following a Change of Control, (i) failure by the Company to maintain Executive in at least the positions he occupies on the date of this Agreement or assignment to Executive of duties materially inconsistent with such positions, (ii) failure by the Company to provide Executive with the compensation and benefits he is receiving on the date of this Agreement, or as they may hereafter be increased, other than in connection with a Company-wide reduction of compensation and benefits, (iii) breach by the Company of any material provision of this Agreement, (iv) relocation of Executive's principal place of work to a location more than 50 miles from its location immediately prior to the Change of Control or (v) any material reduction in Executive's duties, responsibilities or authority or any other action that has the effect of a demotion of the Executive. To the extent the Change of Control results in the Company (or a successor to the Company by merger, consolidation or the like), continuing in existence as a direct or indirect subsidiary of an acquirer, the Executive shall be considered to have been demoted unless given the same position, duties and authority in the ultimate parent of the acquirer. By way of example, the Chief Executive Officer, Chief Financial Officer and/or Chief Legal Officer of a public company would be considered to have reduced duties, responsibility and authority, and hence to have been demoted if, as a result of the Change of Control, such Executive did not have the same role in the ultimate parent of the acquirer.

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         1.2      Severance Benefits.

                  (a) Entitlement to Severance Benefits. In the event that the Company terminates Executive's employment other than for Cause, the Company will, subject to Section 2 below, provide severance benefits to Executive as set forth below in this Section 1.2.

                  (b) Severance Benefits. The Company will provide severance benefits as follows:

                         (i) The Company will pay to Executive within 30 days of
the termination a lump-sum cash amount equal to 100% of Executive's then current annual base salary in effect immediately prior to the termination (or, if his base salary has been reduced within 60 days of the termination or at any time after a Change of Control, his base salary in effect prior to the reduction) provided that Executive may in his sole discretion elect to have such payment made in monthly installments over a period not to exceed 12 months. The foregoing payments are in addition to and not in lieu of salary and bonus for the current year that has been earned but not yet paid. If current year target bonus is tied, in whole or in part, to annualized performance benchmarks, it will be equitably prorated.

                         (ii) The Company will continue to provide Executive,
for a period of 12 months from the date of termination or until commencement of new employment providing substantially similar benefits, whichever is earlier, with any medical, dental, disability, life insurance and automobile reimbursement benefits and other perquisites in effect at the time of his termination (or, if his level of benefits has been reduced within 60 days of the termination, his level of benefits in effect prior to the reduction), provided the Company is able to provide such benefits to Executive under its existing plans and arrangements.

                         (iii) The Company will make outplacement services
available to Executive for a period of 6 months from the date of termination.

                         (iv) To the extent not otherwise provided for under the
Company's stock plans, all options to purchase Company stock held by Executive will become exercisable and remain exercisable for the period of time set forth in the instruments governing such options, and all restricted stock held by Executive under restricted stock plans and arrangements of the Company will become vested.

         1.3      Severance Benefits Upon Change of Control.

                  (a) Entitlement to Severance Benefits. In the event that, following or in connection with a Change of Control, the Company terminates Executive's employment without Cause, or if Executive terminates his employment for Good Reason, the Company will, subject to Section 2 below, provide severance benefits to Executive as set forth below in this Section 1.3.

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                  (b) Severance Benefits. The Company will provide severance benefits as follows:

                         (i) The Company will pay to Executive within 30 days of
the termination a lump-sum cash amount equal to the sum of (a) 100% of Executive's then current annual base salary in effect immediately prior to the termination (or, if his base salary has been reduced within 60 days of the termination or at any time after a Change of Control, his base salary in effect prior to the reduction), plus (b) 100% of the Executive's target bonus for the current year or for the year immediately prior to the Change of Control, whichever is higher; provided that Executive may in his sole discretion elect to have such payment made in monthly installments over a period not to exceed 12 months. The foregoing payments are in addition to and not in lieu of salary and bonus for the current year that has been earned but not yet paid. If current year target bonus is tied, in whole or in part, to annualized performance benchmarks, it will be equitably prorated.

                         (ii) The Company will continue to provide Executive,
for a period of 12 months from the date of termination or until commencement of new employment providing substantially similar benefits, whichever is earlier, with any medical, dental, disability, life insurance and automobile reimbursement benefits and other perquisites in effect at the time of his termination (or, if his level of benefits has been reduced within 60 days of the termination, his level of benefits in effect prior to the reduction), provided the Company is able to provide such benefits to Executive under its existing plans and arrangements.

                         (iii) The Company will make outplacement services
available to Executive for a period of 6 months from the date of termination.

                         (iv) To the extent not otherwise provided for under the
Company's stock plans, all options to purchase Company stock held by Executive will become exercisable and remain exercisable for the period of time set forth in the instruments governing such options, and all restricted stock held by Executive under restricted stock plans and arrangements of the Company will become vested.

         2. Additional Severance Benefits.

         In the event that it is determined that any payment or benefit provided by the Company to or for the benefit of Executive, either under this Agreement or otherwise, will be subject to the excise tax imposed by section 4999 of the Internal Revenue Code or any successor provision ("section 4999"), the Company will, prior to the date on which any amount of the excise tax must be paid or withheld, make an additional lump-sum payment (the "gross-up payment") to Executive. The gross-up payment will be sufficient, after giving effect to all federal, state and other taxes and charges with respect to the gross-up payment, to make Executive whole for all taxes (including withholding taxes) imposed under section 4999.

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         Determinations under this Section 2 will be made by the Company's then current firm of independent auditors (the "Firm"). The determinations of the Firm will be binding upon the Company and Executive except as the determinations are established in resolution (including by settlement) of a controversy with the Internal Revenue Service to have been incorrect. All fees and expenses of the Firm will be paid by the Company.

         If the Internal Revenue Service asserts a claim that, if successful, would require the Company to make a gross-up payment or an additional gross-up payment, the Company and Executive will cooperate fully in resolving the controversy with the Internal Revenue Service. The Company will make or advance such gross-up payments as are necessary to prevent Executive from having to bear the cost of payments made to the Internal Revenue Service in the course of, or as a result of, the controversy. The Firm will determine the amount of such gross-up payments or advances and will determine after resolution of the controversy whether any advances must be returned by Executive to the Company. The Company will bear all expenses of the controversy and will gross Executive up for any additional taxes that may be imposed upon Executive as a result of its payment of such expenses.

         3. Withholding. All payments required to be made by the Company to Executive under this Agreement will be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as may be required by law.

         4. Arbitration. Any dispute or controversy between the parties involving the construction or application of any terms, covenants or conditions of this Agreement, or any claim arising out of or relating to this Agreement, or any claim arising out of or relating to Executive's employment by the Company that is not resolved within ten days by the parties will be settled by arbitration in Boston, Massachusetts, in accordance with the rules of the American Arbitration Association then in effect, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The Company and Executive agree that the arbitrator(s) will have no authority to award punitive or exemplary damages or so-called consequential or remote damages such as damages for emotional distress. Any decision of the arbitrator(s) will be final and binding upon the parties. Either party may request that the arbitrator(s) submit written findings of fact and conclusions of law. The parties agree and understand that they hereby waive their rights to a jury trial of any dispute or controversy relating to the matters specified above in this Section 4. The Company will pay the cost of any such arbitration.

         5. No Duty to Mitigate. Benefits payable under this Agreement as a result of termination of Executive's employment will be considered severance pay in consideration of his past service and his continued service from the effective date of the Change of Control, and his entitlement thereto will neither be governed by any duty to mitigate his damages by seeking further employment nor offset by any compensation that he may receive from other employment (except as specifically provided in Section 1.2(b)(ii), above with respect to cessation of health insurance and similar benefits upon commencement of new employment).

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         6. Rights of Survivors. If Executive dies after becoming entitled to benefits under Section 2 following termination of employment but before all such benefits have been provided, (a) all unpaid cash amounts will be paid to the beneficiary that has been designated by Executive in writing (the "beneficiary"), or if none, to Executive's estate, (b) all applicable insurance coverage will be provided to Executive's family as though Executive had continued to live, and (c) any stock options that become exercisable will be exercisable by the beneficiary, or if none, the estate.

         7. Successors. This Agreement will inure to and be binding upon the Company's successors. The Company will require any successor to all or substantially all of the business and/or assets of the Company by sale, merger or consolidation (where the Company is not the surviving corporation), lease or otherwise, by agreement in form and substance satisfactory to Executive, to assume this Agreement expressly. This Agreement is not otherwise assignable by the Company or by the Executive.

         8. Subsidiaries. For purposes of this Agreement, employment by a corporation or other entity that is controlled directly or indirectly by the Company will be deemed to be employment by the Company. Thus, references in the Agreement to "Company" include such corporations or other entities where appropriate in the context.

         9. Amendment or Modification; Waiver. This Agreement may not be amended unless agreed to in writing by Executive and the Company. No waiver by either party of any breach of this Agreement will be deemed a waiver of a subsequent breach.

         10. Severability. In the event that any provision of this Agreement is determined to be invalid or unenforceable, the remaining provisions shall remain in full force and effect to the fullest extent permitted by law.

         11. Controlling Law. This Agreement will be controlled and interpreted pursuant to Massachusetts law.

         12. Notices. Any notices required or permitted to be sent under this Agreement are to be delivered by hand or mailed by registered or certified mail, return receipt requested, and addressed as follows:

         If to the Company:

                  MACROCHEM CORPORATION
                  110 Hartwell Avenue
                  Lexington, MA  02421

         If to Executive:

                  Thomas C.K. Chan
                  7 Stoney Brook Road
                  Hopkinton, MA 01748

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Either party may change its address for receiving notices by giving notice to the other party.

         13. Conflict. In the event of a conflict between this Agreement and the provisions of any other compensation or benefit arrangement between the Company and Executive, this Agreement shall prevail.

         14. Key Employee Agreement. This agreement amends and supercedes the severance payment provision set forth in paragraph 2.2(c) of the Key Employee Agreement between the Company and Executive dated September 24, 2001. In all other respects, nothing herein contained is intended or will be construed as a waiver, modification, amendment or replacement for the Key Employee Agreement, which remains in full force and effect.

         In witness whereof, the parties hereto have executed this Agreement as of the date first set forth above.

                                        MACROCHEM CORPORATION


                                        By:s/s Robert J. Palmisano
                                           -------------------------------------
                                           Robert J. Palmisano
                                           President and Chief Executive Officer



                                           s/s Thomas C. K. Chan
                                           -------------------------------------
                                           Thomas C.K. Chan






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                                    Exhibit A


         "Change of Control" means the occurrence of either of the following events:

                  (1) any Person becomes the owner of 50% or more of the Company's Common Stock; or

                  (2) individuals who, as of the Effective Date, constitute the Board of Directors of the Company (the "Continuing Directors") cease for any reason to constitute at least a majority of such Board; provided, however, that any individual becoming a director after the Effective Date whose election or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Continuing Directors will be considered as though such individual were a Continuing Director, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act")) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

                  (3) a reorganization, merger, consolidation or similar transaction that will result in the transfer of ownership of more than 50% of the Company's outstanding Common Stock or that will result in the issuance of new shares of Company common stock in an amount equal to more than 50% of the amount of Common Stock outstanding immediately prior to such issuance; or

                  (4) liquidation or dissolution of the Company or sale of substantially all of the Company's assets.

         In addition, for purposes of this definition the following terms have the meanings set forth below:

         "Common Stock" means the then outstanding Common Stock of the Company plus, for purposes of determining the stock ownership of any Person, the number of shares of Common Stock which such Person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) upon the exercise of conversion rights, exchange rights, warrants or options or otherwise. Notwithstanding the foregoing, the term Common Stock does not include shares of preferred stock or convertible debt or options or warrants to acquire shares of Common Stock (including any shares of Common Stock issued or issuable upon the conversion or exercise thereof) to the extent that the Board expressly so determines in any future transaction or transactions.

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         A Person will be deemed to be the "owner" of any Common Stock of which such Person would be the "beneficial owner," as such term is defined in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act.

         "Person" has the meaning used in Section 13(d) of the Exchange Act, except that "Person" does not include (i) the Executive, an Executive Related Party, or any group of which the Executive or Executive Related Party is a member, or (ii) the Company or a wholly owned subsidiary of the Company or an employee benefit plan (or related trust) of the Company or of a wholly owned subsidiary.

         An "Executive Related Party" means any affiliate or associate of the Executive other than the Company or a subsidiary of the Company. The terms "affiliate" and "associate" have the meanings given in Rule 12b-2 under the Exchange Act; the term "registrant" in the definition of "associate" means, in this case, the Company.

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